EXHIBIT 99.1

RELATED PARTY TRANSACTION POLICIES AND PROCEDURES

POLICY

It is the policy of the Board of Directors (“Board”) of Cosmos Health Inc. (“Company”) that all Related Party Transactions, as that term is defined in this policy (“Policy”), shall be subject to review in accordance with the procedures set forth below. The Board has determined that the Audit Committee (“Committee”) is best suited to review all Related Party Transactions.

PROCEDURES

The Committee shall review the material facts of all Related Party Transactions and may also approve or disapprove of the entry into the Related Party Transaction, subject to the exceptions described below. Where advance Committee review of a Related Party Transaction is not feasible or has otherwise not been obtained, then the Related Party Transaction shall be reviewed subsequently by the Committee (and such transaction may be ratified subsequently by the Committee). The Committee may also disapprove of a previously entered into Related Party Transaction and may require that management of the Company take all reasonable efforts to terminate, unwind, cancel, annul or amend the Related Party Transaction. In connection with its review of a Related Party Transaction, the Committee shall take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the interest of the Related Party, as that term is defined in this Policy, in the Related Party Transaction.

Management shall present to the Committee the following information, to the extent relevant, with respect to actual or potential Related Party Transactions:

1.	A general description of the transaction(s), including the material terms and conditions.

2.	The name of the Related Party and the basis on which such person or entity is a Related Party.

3.

The Related Party’s interest in the transaction(s), including the Related Party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction(s).

4.	The approximate dollar value of the transaction(s), and the approximate dollar value of the Related Party’s interest in the transaction(s) without regard to amount of profit or loss.

5.	In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made.

6.	In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness.

7.	Any other material information regarding the transaction(s) or the Related Party’s interest in the transaction(s).

The Committee shall be authorized to review in advance and provide standing pre-approval in advance for certain Related Party Transactions or categories of Related Party Transactions. The Committee has reviewed the Related Party Transactions described below in “Standing Pre-Approval for Certain Related Party Transactions” and determined that each of the Related Party Transactions described therein shall be deemed to have been reviewed and approved in advance by the Committee under the terms of this Policy.

Each director who is a Related Party with respect to a particular Related Party Transaction shall disclose all material information to the Committee concerning such Related Party Transaction and his or her interest in such transaction. The Committee or the Board may recommend the creation of a special committee to review any Related Party Transaction.

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If a Related Party Transaction will be ongoing, the Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Committee shall periodically review and assess ongoing relationships with the Related Party. Any material amendment, renewal or extension of a transaction, arrangement or relationship previously reviewed under this Policy shall also be subject to subsequent review under this Policy.

This Policy is intended to augment and work in conjunction with other Company policies having any code of conduct, code of ethics and/or conflict of interest provisions, including the Company’s Code of Ethics.

The Committee periodically shall review this Policy and may recommend amendments to this Policy from time to time as it deems appropriate for approval by the Board. In addition to guidelines for ongoing Related Party Transactions, the Committee may, as it deems appropriate and reasonable, establish from time to time guidelines regarding the review of other Related Party Transactions including those that (i) involve de minimis amounts, (ii) do not require public disclosure, or (iii) involve transactions that have primarily a charitable purpose.

DEFINITIONS

A “Related Party Transaction” is any financial transaction, arrangement or relationship or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which:

(a)	the aggregate amount involved will or may be expected to exceed $120,000 per SEC since the beginning of the Company’s last completed fiscal year,

(b)	the Company or any of its subsidiaries is a participant, and

(c)	any Related Party has or will have a direct or indirect interest.

A “Related Party”  includes:

1.	Affiliates of the entity;

2.

Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section -10-15, to be accounted for by the equity method in the investing entity;

3.	Trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management;

4.	Principal owners of the entity and members of their immediate families;

5.	Management of the entity and members of their immediate families;

6.

Other parties with which the entity may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests;

7.

Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

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STANDING PRE-APPROVAL FOR CERTAIN RELATED PARTY TRANSACTIONS

The Committee has reviewed the types of Related Party Transactions described below and determined that each of the following Related Party Transactions shall be deemed to have been reviewed in advance and pre-approved by the Committee, even if the aggregate amount involved will exceed $120,000.

1.	Employment of executive officers. Any employment by the Company of, or compensation of, an executive officer of the Company if (i) the executive officer is not an immediate family member of another executive officer or director of the Company, (ii) the executive officer was not otherwise a Related Party of the Company prior to becoming an employee of the Company, (iii) the Company’s Compensation Committee or the Board has approved (or recommended that the Board approve) the compensation of such executive officer, or (iv) the related compensation would be reported in the Company’s proxy statement under Item 402 of Regulation S-K’s compensation disclosure requirements if the executive officer was a "named executive officer".

2.	Director compensation. Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K.

3.	Certain transactions with other companies. Any transactions, arrangements or relationships with another company at which a Related Party’s only relationship is as a director and/or beneficial owner of less than 5% of that company’s equity interests.

4.	Transactions where all shareholders receive proportional benefits. Any transactions, arrangements or relationships where the Related Party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

5.	Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000 , or 2 percent of the charitable organization’s total annual receipts;

6.	Transactions involving competitive bids. Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids.

7.	Regulated transactions. Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

8.	Certain banking-related services. Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

DISCLOSURE

All Related Party Transactions that are required to be disclosed in the Company’s filings with the Securities and Exchange Commission, as required by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations. The material features of this Policy shall be disclosed in the Company’s annual report on Form 10-K or in the Company’s proxy statement, as required by applicable laws, rules and regulations.

ADMINISTRATIVE MEASURES

Management shall institute appropriate administrative measures to provide that all Related Party Transactions are not in violation of, and are reviewed in accordance with, this Policy.

INTERPRETATION

In any circumstance where the terms of this Policy differ from any existing or newly enacted law, rule, regulation or standard governing the Company, the law, rule, regulation or standard shall take precedence over these policies and procedures until such time as this Policy is changed to conform to the law, rule, regulation or standard.

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